Exhibit A

Address of Principal Business Office, or, if None, Residence:
Andrew Barron Worden 730 Fifth Avenue, 26th Floor, New York, NY 10019 SAS148 LP, 50 Central Park South, Unit 34/35 New York, NY 10019 Barron Partners LP, 730 Fifth Avenue, 26th Floor, New York, NY 10019. Golden1177 LP, #500-1177 West Hastings Street, Vancouver BC V6E 2K3 Canada
Godfrey2468 LP, 279 Saugatuck Avenue  Westport, CT 06880
Tibero2 LP, 29 Evergreen Way Wokingham, Berkshire  RG41 4BX  United
Kingdom
Kaufman2 LP, 127 W. 69th Street New York, Ny 10023
 Olga Filippova, 3 Havelock Terrace, Sandymount, Dublin 4, Ireland

 SIGNATURES

Barron Partners LP
By: Barron Capital Advisors LLC, its general partner
By:  /s/ Andrew B. Worden
Name:  Andrew B. Worden
Title: Managing Member

SAS148 LP
By:  /s/ Andrew B. Worden
Name:  Andrew B. Worden
Title: General Partner

Golden1177 LP
By: Golden Properties Ltd., its general partner
By:  /s/ Alexander Lau
Name: Alexander Lau
Title: Manager

Godfrey2468 LP
By: /s/ Peter Godfrey
Name: Peter Godfrey
Title: General Partner

Tibero2 LP
By: /s/ Tim Robinson
Name: Tim Robinson
Title: General Partner

Kaufman2 LP
By: Dash.com Inc, its General Partner
By: Daniel Kaufman
Name: Daniel Kaufman
Title: President

Olga Filippova
By: /s/ Olga Filippova